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                                                                    EXHIBIT 99.1

FINAL

INVESTOR CONTACT:                                             PRESS CONTACT:
Blair Christie                                                Claudia Ceniceros
(408) 525-4856                                                (408) 525- 4700
blchrist@cisco.com                                            ccenicer@cisco.com


                  CISCO SYSTEMS REPORTS FIRST QUARTER EARNINGS

     SAN JOSE, California -- November 6, 2000 -- Cisco Systems, Inc., the worldwide leader in networking for the Internet, today reported its first quarter results for the period ending October 28, 2000.

     Net sales for the first quarter of fiscal 2001 were $6.52 billion, compared with $3.92 billion for the same period last year, an increase of 66%. Pro forma net income, which excludes the effects of acquisition charges, payroll tax on stock option exercises, and net gains realized on minority investments, was $1.36 billion or $0.18 per share for the first quarter of fiscal 2001, compared with pro forma net income of $814 million or $0.11 per share for the first quarter of fiscal 2000, increases of 67% and 64%, respectively.

     During the first quarter of fiscal 2001, Cisco completed the acquisitions of HyNEX Ltd., IPmobile, Inc., Komodo Technology, Inc., Netiverse, Inc., and NuSpeed, Inc. for a combined purchase price, including assumed liabilities, of approximately $1.37 billion and took a one-time charge of $509 million, or approximately $0.07 per share on an after-tax basis, as a write-off of in-process R&D.

     Actual net income for the first quarter of fiscal 2001 was $798 million or $0.11 per share, compared with $415 million or $0.06 per share for the same period last year.

     "Five years ago the Internet was a phenomenon that was primarily understood by "techies." Today, the combination of Internet infrastructure and applications has created a new phenomenon -- the `Network Effect'-- and it is fueling new productivity, competition, and growth," said John Chambers, president and CEO of Cisco Systems. "Business and government leaders alike increasingly understand the one-to-one correlation between the effective use of the Internet and future prosperity. The Internet has taken center stage as a key tool in opening up new economic opportunity and transforming businesses and societies on a global basis."


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     Cisco continues to advance its end-to-end Internet solutions for each of its key markets.

     In the service provider marketplace, Cisco advanced its leadership and expertise in IP services and end-to-end solutions, accelerating service provider adoption of IP-based solutions that will drive new revenue opportunities. The company gained momentum for its next-generation optical solutions. Demonstrating growing acceptance of the Cisco IP+optical networking strategy with carriers worldwide, BellSouth selected Cisco as a primary vendor to build out the first IP+optical exchange, and Cambrian announced the first Cisco end-to-end IP+optical network. Underscoring its commitment to Internet-scale, carrier-class optical networks, Cisco opened the New England Manufacturing Center in Salem, New Hampshire, to serve as a hub for all optical manufacturing. Cisco continued to expand its portfolio of broadband solutions, announcing the acquisitions of Vovida, IPCell, and PixStream to enable service providers to accelerate deployment of new data, voice, and video services. The company secured a contract with Telstra Corporation to migrate the carrier's high-speed cable modem services to the Data over Cable Service Interface Specification (DOCSIS) industry standard.

     In the enterprise market, Cisco continued to expand the reach of its end-to-end IP telephony solutions and advanced its New World services. The company announced the Cisco e-services application engine that advances on the Cisco AVVID (Architecture for Voice, Video, and Integrated Data) by enhancing the scalability and flexibility for enterprise voice solutions. The IP-based communications solutions enhance employee productivity, lower cost of ownership, and provide better customer care. Benefiting service providers and enterprises alike, the company announced the Cisco Content Delivery Network (CDN) system enabling service providers to deploy innovative content-delivery services for new profit opportunities and enterprises to accelerate deployment of advanced e-business applications. In addition, a new security strategy, Cisco SAFE for the Cisco AVVID architecture will enable organizations reliably and cost-effectively engage in e-business.

     In the small and medium-sized market, Cisco continued its commitment to helping small and medium-sized businesses achieve their full potential through use of the Internet. Completing its business digital subscriber line (DSL) customer premises equipment (CPE) portfolio, the company introduced the Cisco SOHO 77 ADSL Router, providing small office/home office users with affordable, multiuser, secure Internet access over a single DSL line and ADSL WAN interface card extending business DSL from the small and medium-sized business to the enterprise branch office. Cisco also announced the acquisition of CAIS Software Solutions furthering Cisco's strategy of offering complete broadband connectivity solutions for service providers addressing the multiunit building market. Cisco partnered with the city of San Jose, The Small Business Administration, and other sponsors to create a one-stop resource center in Silicon Valley for small business owners.



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     "We are very pleased with the solid balance across our major geographies, lines of business, and product families. And, while we're proud of our accomplishments over the last decade, we are even more optimistic about the opportunities for Cisco in the next decade. I want to thank our shareholders, employees, partners, and suppliers for their continued commitment and confidence in our ability to execute. Together, we are only beginning to explore all that's possible on the Internet," concluded Chambers.

     Cisco will be discussing its first quarter results, along with its outlook for the second quarter and the remainder of fiscal year 2001, on a conference call today, beginning at 1:45 PM PST. A Webcast of the conference call will be available to all interested parties on Cisco's Website at www.cisco.com under the "Investor Relations" section.

ABOUT CISCO SYSTEMS

     Cisco Systems, Inc., (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. News and information are available at www.cisco.com.

                                      # # #

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by Cisco with the SEC, specifically the most recent reports on Form 10-K, 8-K, and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including risks associated with acquisition strategy, dependence on new product offerings, competition, patents, intellectual property and licensing, future growth, rapid technological and market change, manufacturing and sourcing risks, Internet infrastructure and regulation, international operations, volatility of stock price, financial risk management, and potential volatility in operating results, among others.

Cisco, Cisco Systems, and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. Copyright (C) 2000 Cisco Systems, Inc. All rights reserved.


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                               Cisco Systems, Inc.

                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING IPR&D, AMORTIZATION OF GOODWILL AND OTHER ACQUISITION-RELATED CHARGES,
        PAYROLL TAX ON STOCK OPTION EXERCISES, AND NET GAINS REALIZED ON
                              MINORITY INVESTMENTS
                     (In millions, except per-share amounts)

                                                                            Quarters Ended
                                                                      --------------------------
                                                                      October 28,    October 30,
                                                                          2000          1999
                                                                      -----------    -----------
                                                                      (Unaudited)    (Unaudited)
NET SALES ........................................................      $ 6,519       $ 3,918
Cost of sales ....................................................        2,378         1,388
                                                                        -------       -------
   GROSS MARGIN ..................................................        4,141         2,530

Operating expenses:
   Research and development ......................................          934           541
   Sales and marketing ...........................................        1,350           818
   General and administrative ....................................          193           112
                                                                        -------       -------
      Total operating expenses ...................................        2,477         1,471
                                                                        -------       -------
OPERATING INCOME .................................................        1,664         1,059
Interest and other income, net ...................................          230           102
                                                                        -------       -------

INCOME BEFORE PROVISION FOR INCOME TAXES .........................        1,894         1,161
Provision for income taxes .......................................          531           347
                                                                        -------       -------
   NET INCOME ....................................................      $ 1,363       $   814
                                                                        =======       =======
Net income per share--basic ......................................      $  0.19       $  0.12
                                                                        =======       =======
Net income per share--diluted ....................................      $  0.18       $  0.11
                                                                        =======       =======
Shares used in per-share calculation--basic ......................        7,093         6,833
                                                                        =======       =======
Shares used in per-share calculation--diluted ....................        7,580         7,288
                                                                        =======       =======

The above pro forma amounts have been adjusted to
exclude the following items:
In-process research and development ..............................      $   509       $   381
Amortization of goodwill and other acquisition-related charges ...          231            24
Payroll tax on stock option exercises ............................           22          --
Net gains realized on minority investments .......................         (190)         --
Income tax effect ................................................           (7)           (6)
                                                                        -------       -------
   Net effect of pro forma adjustments ...........................      $   565       $   399
                                                                        =======       =======

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                               Cisco Systems, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In millions, except per-share amounts)

                                                                             Quarters Ended
                                                                        -------------------------
                                                                        October 28,   October 30,
                                                                           2000          1999
                                                                       -----------   -----------
                                                                       (Unaudited)   (Unaudited)
NET SALES ..........................................................      $6,519        $3,918
Cost of sales ......................................................       2,378         1,388
                                                                          ------        ------
   GROSS MARGIN ....................................................       4,141         2,530

Operating expenses:
   Research and development ........................................         934           541
   Sales and marketing .............................................       1,350           818
   General and administrative ......................................         193           112
   Payroll tax on stock option exercises ...........................          22          --
   Amortization of goodwill and other acquisition-related charges ..         231            24
   In-process research and development .............................         509           381
                                                                          ------        ------
      Total operating expenses .....................................       3,239         1,876
                                                                          ------        ------
OPERATING INCOME ...................................................         902           654

Net gains realized on minority investments .........................         190          --
Interest and other income, net .....................................         230           102
                                                                          ------        ------
INCOME BEFORE PROVISION FOR INCOME TAXES ...........................       1,322           756
Provision for income taxes .........................................         524           341
                                                                          ------        ------
   NET INCOME ......................................................      $  798        $  415
                                                                          ======        ======
Net income per share--basic ........................................      $ 0.11        $ 0.06
                                                                          ======        ======
Net income per share--diluted ......................................      $ 0.11        $ 0.06
                                                                          ======        ======
Shares used in per-share calculation--basic ........................       7,093         6,833
                                                                          ======        ======
Shares used in per-share calculation--diluted ......................       7,580         7,288
                                                                          ======        ======

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                              Cisco Systems, Inc.
                          CONSOLIDATED BALANCE SHEETS
                                 (In millions)

                                                                      October 28,   July 29,
                                                                         2000         2000
                                                                       -------      -------
                                                                     (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents ....................................      $ 5,538      $ 4,234
   Short-term investments .......................................          853        1,291
   Accounts receivable, net of allowance for doubtful accounts
     of $57 at October 28, 2000 and $43 at July 29, 2000 ........        2,887        2,299
   Inventories, net .............................................        1,956        1,232
   Deferred tax assets ..........................................          642        1,091
   Lease receivables ............................................          459          588
   Prepaid expenses and other current assets ....................          724          375
                                                                       -------      -------
      Total current assets ......................................       13,059       11,110

Investments .....................................................       11,808       13,688
Restricted investments ..........................................        1,386        1,286
Property and equipment, net .....................................        1,769        1,426
Goodwill and purchased intangible assets, net ...................        4,427        4,087
Lease receivables ...............................................          550          527
Other assets ....................................................        1,153          746
                                                                       -------      -------
      TOTAL ASSETS ..............................................      $34,152      $32,870
                                                                       =======      =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable .............................................      $   999      $   739
   Income taxes payable .........................................          256          233
   Accrued compensation .........................................        1,083        1,317
   Deferred revenue .............................................        1,697        1,386
   Other accrued liabilities ....................................        1,767        1,521
                                                                       -------      -------
      Total current liabilities .................................        5,802        5,196

Deferred tax liabilities ........................................          664        1,132
Minority interest ...............................................           45           45

Shareholders' equity ............................................       27,641       26,497
                                                                       -------      -------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................      $34,152      $32,870
                                                                       =======      =======

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